UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2009

CHEMED CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8351	31-0791746
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

2600 Chemed Center
255 East 5th Street
Cincinnati, OH  45202
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (513) 762-6900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.             AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On April 16, 2009, the Board of Directors (the “Board”) of Chemed Corporation (“Chemed”) approved an amendment of the Bylaws of Chemed (the “Bylaws”), which was effective immediately upon approval.

Article I, Section 1.02 of the former Bylaws provided for an annual meeting of stockholders on the third Monday of May in each calendar year or, if such day was a holiday, on the next day following that was not a holiday.  As amended, such section states that an annual meeting of stockholders shall be held (i) on the third Monday of May in each calendar year or, if such day is a holiday, on the next day following that is not a holiday or (ii) on such other date in such year as the Board shall determine.

In addition, Article I, Sections 1.04 and 1.05 and Article VII, Section 7.03 were amended to conform with Delaware law and to, respectively, (i) provide that notice of stockholder meetings shall be given to each stockholder entitled to vote thereat not less than ten nor more than sixty days before the meeting date (where the former Bylaws provided for a period of not less than ten nor more than fifty days), (ii) provide that the list of stockholders entitled to vote at a meeting shall be open to stockholder examination on a reasonably accessible electronic network or during ordinary business hours at Chemed’s principal place of business (where the former Bylaws provided that such examination should occur at a specified place within the city where the meeting would be held or, if not specified, at the meeting place) and (iii) add a provision stating that the record date for a stockholder meeting shall be set by the Board, shall not precede the date upon which the resolution fixing the record date is adopted by the Board and shall not be more than sixty nor less than ten days before the date of such meeting.

Furthermore, Article IV, Section 4.01 was amended to provide that the minimum number of directors on any committee shall be one, rather than two, directors, and Article VII, Section 7.01 was amended to entitle each stockholder to a certificate representing the shares of stock he or she owns (where the former Bylaws allowed for uncertificated evidence of ownership).

Finally, Article III, Section 3.03; Article V, Sections 5.01, 5.04, 5.05, 5.07 and 5.08; Article VI, Section 6.01 and Article VII, Section 7.01 were amended to reflect the fact that the position of executive Chairman (the “Executive Chairman”) in Chemed’s executive structure has been replaced by the position of Chief Executive Officer.  Accordingly, in these sections, which list the officers of Chemed and govern the assignment of duties to, and the acceptance of resignations from, Chemed officers, the entry of contracts and the delivery of instruments (including stock certificates) on behalf of Chemed, the calling of special meetings of the Board and the scope of the duties of Chemed’s President, references to the Executive Chairman were replaced by references to the Chief Executive Officer.  Related amendments to the Bylaws delineate the responsibilities of the Chairman of the Board (the “Chairman”), the Chief Executive Officer and the President. Specifically, Article I, Section 1.03; Article II, Section 2.04; Article III, Section 3.03 and Article IV, Section 4.04 provide that, instead of the Executive Chairman, both the Chairman and the Chief Executive Officer are among the individuals that may call special meetings of stockholders and accept resignations of Board and Board committee members and that are required to call a special meeting of the Board upon the written request of any two directors. In addition, Article II, Section 2.06 and Article V, Section 5.03 were amended to provide that the Chairman (rather than the Executive Chairman) will preside at stockholder and Board meetings, and that the Chief Executive Officer will preside over such meetings in the absence of the Chairman.

The foregoing description of the changes to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, as amended, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

ITEM 8.01.             OTHER EVENTS

At the Board meeting on April 16, 2009, the Board adopted a resolution reducing the size of the Board from 12 to 11 directors.

ITEM 9.01.             FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Exhibit 3.1              By-Laws of Chemed, as amended through April 16, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMED CORPORATION

Dated: April 20, 2009	/s/ Arthur V. Tucker, Jr.
Name: Arthur V. Tucker, Jr.
Title: Vice President and Controller

EXHIBIT INDEX

Exhibit
Number                   Description

Exhibit 3.1               By-Laws of Chemed, as amended through April 16, 2009